UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  September 2, 2003

AMBASSADORS INTERNATIONAL, INC.

(EXACT NAME OF REGISTRANT SPECIFIED IN CHARTER)

DELAWARE	0-26420	91-1688605

(STATE OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

1071 Camelback Street
Newport Beach, CA 92660

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

(949) 759-5900

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Item 12. Disclosure of Results of Operations and Financial Condition.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 99.1

Item 12. Disclosure of Results of Operations and Financial Condition.

On September 2, 2003, Ambassadors International, Inc. (the “Company”) issued a press release announcing a new dividend policy paying $0.40 per share of common stock annually, distributable quarterly at $0.10 per share of common stock. The Company also announced its initial quarterly dividend, payable October 2, 2003 to common shareholders of record on September 17, 2003. A copy of the press release is attached as Exhibit 99.1.

The information in this Form 8-K and the attached Exhibit shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 27, 2003	AMBASSADORS INTERNATIONAL, INC

/s/ JOHN A. UEBERROTH

By: John A. Ueberroth
Its: President and Chief Executive Officer

EXHIBIT INDEX

99.1	Press release regarding dividend policy and initial distribution, dated September 2, 2003